UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 27, 2018
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT
(Address of principal executive offices)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, First Interstate BancSystem, Inc. (the “Company”) announced the appointment of Kade Peterson, age 53, to serve as its Executive Vice President and Chief Information Officer, effective May 21, 2018.
Mr. Peterson has over 25 years of technology and operational experience in the financial industry, most recently as Senior Vice President and Chief Information Officer of MidSouth Bank in Lafayette, Louisiana since 2016. Prior to 2016, Mr. Peterson was Executive Vice President and Chief Operations Officer for USAmeriBank in Tampa, Florida from 2014-2016 and Executive Vice President of Operations and Technology of Sterling Bank in Spokane, Washington from 2010-2014.
Mr. Peterson will be entitled to annual base compensation of $230,000, a hiring bonus of $30,000, participation in the Company's incentive bonus plans, with the amount of bonuses based upon achievement of Company-wide goals, and additional benefits as are customarily offered to the Company's executives.
A copy of the press release announcing this appointment is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit 99.1 – Press Release dated April 27, 2018, announcing the appointment of Kade Peterson as Chief Information Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 27, 2018

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer